                                                                   Exhibit 10.21

                                LEASE AGREEMENT

                            Basic Lease Information


Lease Date:                  March 30, 2000

Lessor: PTF FOR OPERATING ENGINEERS, LLC, a Delaware limited liability company

Lessor's Address:            340 El Camino Real South, Salinas, CA  93901

Lessee: EARLYCHILDHOOD.COM, LLC, a California limited liability company

Lessee's Address:            2 Lower Ragsdale Drive, Suite 200
                             Monterey, California  93940

Premises:                    Approximately 122,227 square feet of space as
                             shown on Exhibit A to this Lease and commonly known as Space 32

Premises Address:            340 El Camino Real South, Salinas, CA  93901

                             Building:  Spaces 31-34
                             Park or Property:  Firestone Business Park

Term:                        Seven (7) years

Commencement Date:           July 1, 2000

Termination Date:            June 30, 2007

Option To Extend Term:       One five (5) year option

Base Rent:                   Thirty-Six Thousand Six Hundred Sixty-Eight
                             Dollars ($36,668.00) (increased as set forth in Paragraph 4)

Security Deposit:            Forty-Three Thousand Seven Hundred Eighty-Three
                             Dollars ($43,783.00)

Permitted Uses:              Warehouse and distribution with ancillary office
                             and light, non-diesel, water-based manufacturing

Insurance Amount:            Bodily injury limit of not less than $1 million
                             per occurrence. Property damage limit of not less than $1 million per occurrence.

Parking Spaces:              Twenty-Five (25) undesignated parking spaces

Exhibits:                    Exhibit A - Premises
                             Exhibit B - Landlord's Work
                             Exhibit C - Rules and Regulations
                             Exhibit D - Estoppel Certificate
                             Exhibit E - First Offer Premises

Addenda:                     None

                                LEASE AGREEMENT



DATE: This Lease is made and entered into as of the Lease Date defined on Page 1. The Basic Lease Information set forth on Page 1 and this Lease are and shall be construed as a single instrument.

1. PREMISES: Lessor hereby leases to Lessee upon the terms and conditions contained herein the Premises. Lessee shall have the non-exclusive right to use common areas of the Park designated by Lessor from time to time for the use of all tenants of the Park ("Common Areas").

2.  TERM:
    ----
          (A) INITIAL TERM: The term of this Lease shall commence on the Commencement Date set forth on Page 1 and shall end on the Termination Date set forth on Page 1. If Lessor cannot deliver possession of the Premises on the Commencement Date, Lessor shall not be subject to any liability nor shall the validity of the Lease be affected; provided the Lease term and the obligation to pay Rent shall commence on the date possession is tendered and the Termination Date shall be extended by a period of time equal to the period computed from the Commencement Date to the date possession is tendered. In the event that Lessor permits Lessee to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease.

         (B) OPTION TO EXTEND TERM: Lessee shall have the option ("Extension Option") to extend the Lease Term, as to not less then the entire Premises, for a period (the "Option Period") of five (5) years commencing upon the date the Lease Term would otherwise expire, upon the same terms and conditions previously applicable, except for the grant of the Extension Option, the Landlord's Work provisions set forth in Exhibit B (which shall no longer be executory) and Rent (which shall be determined as set forth below.

     The Extension Option may be validly exercised only by notice in writing ("Option Notice") received by Landlord not earlier than twelve (12) months, and not later than nine (9) months, prior to commencement of the Option Period; provided, however, in the event Lessee is in default of the Lease at any time from the date of the Option Notice through the date on which the Option Period commences, then at Lessor's election and upon written notice by Lessor to Lessee, Lessee's exercise of the Extension Option may be voided by Lessor and Lessee shall thereafter have no rights hereunder to extent the Term through the Option Period. If Lessee does not exercise the Extension Option during the exercise period set forth above in strict accordance with the provisions hereof, the Extension Option shall forever terminate and be of no further force or effect.

     For purposes hereof, "Fair Market Rental" shall mean the rent payable by a comparable willing tenant to a willing landlord for like and comparable space, improved with tenant improvements of like and comparable quality to those then existing in the Premises and in the Building, and like and comparable buildings located in the Salinas area and for a term comparable to the Option Period; provided, however, that in determining Fair Market Rental, no reduction shall be made for the value of existing improvements and finishes provided by Lessor or Lessee. Not later than six (6) months prior to commencement of the Option Period, Lessor shall notify Lessee of Fair Market Rental as determined in good faith by Lessor ("Lessor's FMR"). For a period of thirty (30) days following Lessee's receipt of Lessor's notice identifying the Lessor's FMR, Lessor and Lessee hereby agree to negotiate in good faith whether Lessor's FMR is appropriate for the Premises for the Option Period, or whether some other rental is appropriate for the Premises for the Option Period.

     If, after the 30-day period described above, Lessor and Lessee have been unable to agree on the Fair Market Rental, then each party shall make a separate determination of the Fair Market Rental which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

     (i) Lessor and Lessee shall each appoint, within ten (10) days of the expiration of such 30-day period, one arbitrator who shall be profession be a current real estate broker for commercial office properties in the immediate vicinity of the Park, and who has been active in such field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of whether Lessor's or Lessee's submitted Fair Market Rental is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements set forth above.

     (ii) The two (2) arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria sets forth hereinabove for qualification of the initial two (2) arbitrators.

     (iii) The three (3) arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Lessor's or Lessee's submitted Fair Market Rental, and shall notify Lessor and Lessee thereof.

     (iv) The decision of the majority of the three (3) arbitrators shall be binding upon Lessor and Lessee.

     (v) If either Lessor or Lessee fails to appoint an arbitrator within ten
     (10) days after the expiration of the 30-day period, the arbitrator appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such arbitrator's decision shall be binding upon Lessor and Lessee.

     (vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Paragraph 2(b).

     (vii) The cost of arbitration shall be paid by Lessor and Lessee equally.

3. RENT: Lessee agrees to pay Lessor, without prior notice or demand, the Base Rent described on Page 1, payable in advance at Lessor's address shown on Page 1 on the first day of each month throughout the term of the Lease. Base Rent shall be increased annually on the anniversary date of the Commencement Date as follows:

PERIOD                                      Monthly Base Rent Amount
-----------------------              -----------------------------------
Second Year of Term                               $37,768.00
Third Year of Term                                $38,901.00
Fourth Year of Term                               $40,068.00
Fifth Year of Term                                $41,270.00
Sixth Year of Term                                $42,508.00
Seventh Year of Term                              $43,783.00


     In addition to the Base Rent set forth on Page 1, Rent also includes the monthly Amortized Allowances defined in Exhibit B to this Lease, and the term "Rent" whenever used herein refers to all these amounts. Upon execution of this Lease by Lessor and Lessee, Lessee shall pay to Lessor the Base Rent for the first month of the Lease Term.

4.  ERISA
    -----
Lessor is governed by and subject to regulation under the Employee Retirement Income Security Act of 1974 (ERISA). In accordance with requirements under ERISA, the Lessee hereby represents and warrants to the Lessor that the Lessee has been neither a Trustee nor an Affiliate of a Trustee of the Plans that compose the Lessor with the power to appoint or terminate McMorgan and Company or otherwise negotiation the terms of the employment agreement with McMorgan and Company within the past year. An "Affiliate" of a person means:

    1. any other person directly or indirectly controlling, controlled by or under the control with a Trustee, or

    2. any corporation, partnership, trust or unincorporated enterprise of which such person above described is an officer, director, five-percent or more partner, or employee (but only if employed by the Plan sponsor), or

   3. any director or employee of the person described above who is a highly compensated employee as defined in Section 4975 (e)(2)(H) of the Internal Revenue Code, or

   4. any director or employee of the person described above who has direct or indirect authority, responsibility or control regarding the custody, management or disposition of Plan assets, or

   5. a named fiduciary of the Plan, within the meaning of Section 402(a)(2) of ERISA.

       The definition of an Affiliate above is derived from Prohibited Transaction Class Exemption 84-14, March 13, 1984 (49 FR 9494); (amended October 10, 1985 (50 FR 41430)).

   5. SECURITY DEPOSIT: Upon Lessee's execution of this Lease, Lessee shall deposit with Lessor as a Security Deposit for the performance by Lessee of its obligations under this Lease the amount described on Page 1. If Lessee is in default, Lessor may use the Security Deposit, or any portion thereof, to cure the default or to compensate Lessor for all damage sustained by Lessor resulting from Lessee's default. Lessee shall immediately on demand pay to Lessor a sum equal to the portion of the Security Deposit so applied so as to maintain the Security Deposit in the sum initially deposited with Lessor. As soon as practicable after the termination of this Lease, Lessor shall return the Security Deposit to Lessee, less such amounts as are reasonably necessary to remedy Lessee's defaults. Lessor shall not be required to keep the Security Deposit separate from other funds and, unless otherwise required by law, Lessee shall not be entitled to interest on the Security Deposit.

   6. LANDLORD'S WORK: Prior to the Commencement Date Lessor shall install the improvements on the Premises described as "Landlord's Work" in Exhibit
       B, which is attached and incorporated herein by this reference, in accordance with the criteria set forth therein.

   7. UTILITIES: Lessee shall pay the cost of all gas, heat, electricity, telephone and utilities billed or metered separately to Lessee.

   8. LATE CHARGES: Lessee acknowledges that late payment by Lessee to Lessor of Rent, expenses, utility costs or other sums due hereunder, will cause Lessor to incur costs not contemplated by this Lease and the exact amount of such costs are extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any note secured by any encumbrance against the Premises. Therefore, if any installment of Rent or other sums due from Lessee is not received by Lessor when due, Lessee shall pay to Lessor a sum equal to five percent (5%) of such overdue amount as a late charge.
       The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.

   9. USE OF PREMISES: The Premises are to be used for the uses stated on Page 1 and for no other purposes without Lessor's prior written consent, which shall not be unreasonably withheld. Lessor may withhold its consent to any change of use on any commercially reasonable grounds, including, but not limited to, the following grounds which are hereby deemed by Lessee to be reasonable:

          (a) if the proposed changed use will conflict or be incompatible with other uses in the Park;

          (b) if such proposed changed use would impact the Common Areas or result in increased requirements for services or utilities furnished by Lessor;

         (c) if such proposed changed use would cause unusual wear and tear on the Premises or overload or overburden the structure or create undue vibration;

         (d) if such proposed changed use would require the use of heavy machinery and equipment other than that used by Lessee for its permitted light manufacturing on or about the Premises;

         (e) if such proposed changed use would require the use by Lessee on the Premises of Hazardous Materials at a level which creates more risk than the use of Hazardous Materials by Lessee in its business as of the date of this Lease; or

        (f) if such proposed changed use creates inappropriate or dangerous uses of the Premises.

       Lessee shall not do or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or other buildings in the Park or injure or annoy other tenants or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises. Lessee shall not damage or deface or otherwise commit or suffer to be committed any waste in or upon the Premises. Lessee shall honor the terms of all recorded covenants, conditions and restrictions relating to the property on which the Premises are located. Lessee shall honor the rules and regulations attached to and made a part of this Lease as Exhibit C and any other reasonable regulations of the Lessor related to parking and the operation of the Park. Lessee shall, at Lessee's expense, faithfully observe and comply with all Municipal, State and Federal statutes or rules, regulations, ordinances, requirements, and orders, pertaining to the Premises or Lessee's use thereof, including without limitation, all statutes, rules, regulations, ordinances, requirements, or orders affecting the Premises, the Building or the Park now in force or which may hereafter be in force; provided, however, that Lessee shall not be required to make structural changes to the Premises not related to Lessee's specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Lessee's request.

   10. ALTERATIONS AND ADDITIONS: Lessee shall not install any signs, fixtures or improvements to the Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Lessee shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Lessee. Lessee shall give Lessor ten (10) days' prior written notice of any improvements by Lessee, together with a statement of the cost thereof, to give Lessor the opportunity to post and record a notice of non-responsibility. As a condition to Lessor's consent to the installation of any fixtures or improvements, Lessor may require Lessee to post a completion bond for up to 150% of the cost of the work. Upon termination of this Lease, Lessee shall remove any improvements made by Lessee and repair any damage caused by the installation or removal of such signs, fixtures, furniture, furnishings and improvements and leave the Premises in as good condition as they were in at the time of the commencement of this Lease, except for reasonable wear and tear,casualty damage and condemnation.

       Any work performed at the Building or on the Premises by Lessee or Lessee's contractor in connection with improvements shall be subject to the following additional requirements:

       (a) Such work shall not proceed until Lessor has approved (which approval shall not be unreasonably withheld or delayed) in writing:
            (i) Lessee's contractor, (ii) the amount and coverage of public liability and property damage insurance, with the Lessor named as an additional insured, carried by Lessee's contractor, (iii) complete and detailed plans and specifications for such work, and
            (iv) a schedule for the work.

      (b) All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Lessor before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Lessor to object to any such work, Lessor shall have no responsibility for Lessee's failure to comply with applicable laws.

      (c) Lessee understands that all contractors and subcontractors retained at the Park by Lessor or Lessee to perform construction or tenant improvement work shall be signatory to the appropriate collective bargaining agreement(s) with the labor organizations affiliated with the Building and Construction Trades Department of the AFL-CIO or with the International Brotherhood of Teamsters.

      (d) Lessee agrees to indemnify, defend and hold Lessor harmless for any work performed, including consequential damages, which is not performed in accordance with applicable law or the provisions of this Lease.

   11. REPAIRS AND MAINTENANCE: Lessee shall, at Lessee's sole cost and expense, maintain the Premises and adjacent areas in good, clean and safe condition and repair to the satisfaction of the Lessor any damage caused by Lessee or its employees, agents, invitees, licensees or contractors. Without limiting the generality of the foregoing, Lessee shall be solely responsible for maintaining and repairing all plumbing, electrical wiring and equipment lighting and interior walls, and maintaining the heating, ventilation and air conditioning system ("HVAC") serving the Premises. Lessee shall keep and maintain and provide Lessor with a copy of a service contract for the maintenance of the HVAC system.

       Except for repairs rendered necessary by the negligence of Lessee, its agents, customers, employees and invitees, Lessor shall keep in good repair the structural portions of the roof, foundations and exterior walls of the Premises (exclusive of glass and exterior doors) and underground utility and sewer pipes outside the exterior walls of the Building.

       Except for normal maintenance and repair of the items outlined above, Lessee shall have no right of access to or install any device on the roof of the Building nor make any penetrations of the roof of the Building without the express prior written consent of Lessor.

       Notwithstanding the provisions of the Lease to the contrary, any costs incurred by Lessor in providing auxiliary or services or in undertaking barrier removal efforts as defined in and pursuant to the Americans with Disabilities Act of 1990 and the regulations promulgated thereunder, as the same may be amended or supplemented from time to time, or in any similar federal, state or local law or ordinance which are directly attributable to or arise primarily from Lessee's use or occupancy of the Premises or improvements made to the Premises by Lessee shall be deemed additional rent, and shall be paid in full by Lessee within thirty (30) days after Lessor gives Lessee written notice that such cost has been incurred by Lessor.

   12. INSURANCE: Lessee shall at all times during the term of this Lease, and at its sole cost and expense, maintain worker's compensation insurance with not less than the minimum limits required by law and "broad form" commercial general liability insurance against liability for bodily injury and property damage with liability limits as set forth on Page 1 with such insurance naming Lessor as an additional insured and including such endorsements as may be required by the Lessor. In no event shall the limits of said policy or policies be considered as limiting the liability of Lessee under this Lease.

       Lessee shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures and equipment on the Premises a policy or policies of fire or extended coverage insurance. Lessor will not carry insurance on Lessee's personal property.

       All insurance shall be with companies licensed to do business with the Insurance Commissioner of the State of California rated A:X or better in Best's Key Rating Guide. Such commercial general liability policy or policies shall be issued as primary policies and not contributing with or in excess of coverage that Lessor may carry. A certificate in form ACORD 27 of such liability insurance shall be delivered to the Lessor prior to the Commencement Date of this Lease, and annually thereafter over the term of the Lease, which shall certify that the policy names Lessor as an additional insured and that the policy shall not be canceled or altered without thirty (30) days' prior written notice to Lessor.

   13. LIMITATION OF LIABILITY AND INDEMNITY: Except for damage resulting from the sole negligence of Lessor or its authorized representatives, Lessee agrees to save and hold Lessor harmless and indemnify Lessor from and against all claims, losses, proceedings, damages, causes of action, liabilities, costs, or expenses (including attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation) by reason of injury to person or property, from whatever cause, while in or on the Premises, or in any way connected with the Premises or with the improvements or personal property therein, including any liability for injury to person or property of Lessee, its agents or employees or third party persons.

       Except for damage resulting from the sole negligence of Lessor or its authorized representatives, Lessor shall not be liable to Lessee for any damage to Lessee or Lessee's property, for any injury to or loss of Lessee's business or for any damage or injury to any person from any cause.

   14. ASSIGNMENT AND SUBLEASING: Lessee shall not assign or transfer this Lease nor sublet all or any portion of the Premises without the written consent of Lessor, which shall not be unreasonably withheld. If Lessee seeks to sublet or assign all or any portion of the Premises, a copy of the proposed sublease or assignment agreement and all agreements collateral thereto, shall be delivered to Lessor at least thirty (30) days prior to the commencement of the sublease or assignment (the "Proposed Effective Date"). In the event of an assignment or in the event of a sublease where the sublease (1) by itself or taken together with prior or other sublease(s) covers or totals, as the case may be, more than twenty-five percent (25%) of the rentable square feet of the Premises or (2) is for a term which by itself or taken together with prior or other subleases is greater than fifty percent (50%) of the period remaining in the term of this Lease as of the time of the Proposed Effective Date, then Lessor shall have the right, to be exercised by giving written notice to Lessee, to recapture the space described in the sublease or the entire Premises in the event of an assignment. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed sublease space, or, if the proposed sublease space covers all the Premises or in the event of an assignment, it shall serve to terminate the entire Lease, in either case as of the Proposed Effective Date.

       However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any part thereof. If this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. Each permitted assignee or sublessee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Lessee for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Lessee's part to be performed or complied with, for the term of this Lease. In the event of any sublease or assignment of all or any portion of the Premises where the Rent reserved in the sublease or assignment exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease, Lessee shall pay Lessor monthly, as additional Rent, at the same time as the monthly installments of Rent hereunder, one-half (1/2) of the excess of the Rent reserved in the sublease over the Rent reserved in this Lease applicable to the sublease space.

       Notwithstanding the provisions of this Paragraph 14, Lessee may assign this Lease or sublet the Premises or any portion thereof, without Lessor's consent and without extending the recapture option of Lessor contained in this Paragraph 14, to any corporation or partnership which controls, is controlled by, or is under common control with Lessee, or to any corporation resulting from a merger or consolidation with Lessee or to any entity which purchases substantially all of Lessee's assets provided such entity has at the time of the assignment a net worth at least equal to the net worth of Lessee as of the Commencement Date. Lessee shall give Lessor not less than ten (10) business days' prior written notice of any such assignment or sublease.

   15. SUBROGATION: Subject to the approval of their respective insurers, Lessor and Lessee hereby mutually waive their respective rights of recovery against each other from loss or damage to any of their property located on or about the Premises that is caused by or results from perils covered by property insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned wavier.

   16. AD VALOREM TAXES: Lessee shall pay before delinquent all taxes assessed against the personal property of the Lessee and all taxes attributable to any leasehold improvements made by Lessee.

   17. SUBORDINATION: Lessee shall, upon request of the Lessor, execute any instrument necessary or desirable to subordinate this Lease and all its rights contained hereunder to any and all encumbrances now or hereafter in force against the Park and the Building.

       In the event any proceedings are brought for foreclosure or in the event of the exercise of the power of sale under any deed of trust made by Lessor covering the Premises or a deed in lieu of foreclosure thereunder, Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize as the Lessor under this Lease any such purchaser or such transferee who acquires the Premises by deed in lieu of foreclosure.

   18. RIGHT OF ENTRY: Lessee grants to Lessor or its agents the right to enter the Premises at all reasonable times for purposes of inspection, exhibition, repair or alteration. Lessor shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Lessee's vaults and safes, and Lessor shall have the right to use any and all means Lessor deems necessary to enter the Premises in an emergency. Lessor shall also have the right to place
       "for rent" and/or "for sale" signs on the outside of the Premises.
       Lessee hereby waives any claim for any of the foregoing arising out of the negligent acts or omissions of Lessor or its authorized representatives.

   19. ESTOPPEL CERTIFICATE: Lessee shall execute and deliver to Lessor, upon not less than five (5) days' prior written notice, a statement in the form attached as Exhibit D certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the Rent and other charges are paid in advance, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults as are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such statement within such time shall be conclusive upon the Lessee that (1) this Lease is in full force and effect, without modification except as may be represented by Lessor; (2) there are no uncured defaults in the Lessor's performance; and (3) not more than one month's rent has been paid in advance.

   20. LESSEE'S DEFAULT: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee:

       (a)  The vacation or abandonment of the Premises by the Lessee.

       (b) The failure by Lessee to make any payment of Rent or any other payment required hereunder within five (5) days of the date said payment is due.

       (c) The failure of Lessee to observe, perform or comply with any of the conditions or provisions of this Lease for a period, unless otherwise noted herein, of ten (10) days after written notice.

       (d) The Lessee becoming the subject of any bankruptcy (including reorganization or arrangement proceedings pursuant to any bankruptcy act) or insolvency proceeding whether voluntary or involuntary.

       (e) The Lessee using or storing Hazardous Material on the Premises other than as permitted by the provisions of Paragraph 29 below, or the release of any hazardous substance, or failure to notify Lessor or appropriate federal, state, or local agencies of any such release.

      (f) The Lessee entering any of the relationships listed in Paragraph 4 above (ERISA Certification) with the Pension Trust Fund comprising the Lessor.

   21. REMEDIES FOR LESSEE'S DEFAULT: In the event of Lessee's default or breach of the Lease, Lessor may terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In addition, the Lessor shall have the immediate right of re-entry, and if this right of re-entry is exercised following abandonment of the Premises by Lessee, Lessor may consider any personal property belonging to Lessee and left on the Premises to also have been abandoned.

       If Lessee breaches this Lease and abandons the Premises before the end of the term, or if Lessee's right to possession is terminated by Lessor because of a breach of the Lease, then in either such case, Lessor may recover from Lessee all damages suffered by Lessor as a result of Lessee's failure to perform its obligations hereunder, including, but not restricted to, the worth at the time of the award (computed in accordance with paragraph (3) of the subdivision (a) of Section 1951.2 of the California Civil Code) of the amounts by which the Rent then unpaid hereunder for the balance of the Lease term exceeds the amount of such loss of Rent for the same period which the Lessee proves could be reasonably avoided by Lessor and in such case, Lessor, prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Lessor because of Lessee's failure to perform its obligation hereunder; provided, however, that even though Lessee has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as the Lessor does not terminate Lessee's right of possession, and until such termination, Lessor may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Lessee as it becomes due hereunder. The "worth at the time of the award" within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum.

       The foregoing remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law or to any equitable remedies Lessor may have, and to any remedies Lessor may have under bankruptcy laws or laws affecting creditor's rights.

       The wavier by Lessor of any breach of any term of this Lease shall not be deemed a wavier of such term or of any subsequent breach thereof.

   22. HOLDING OVER: If Lessee holds possession of the Premises after the term of this Lease with Lessor's consent, Lessee shall become a tenant from month to month upon the terms specified at a monthly Rent of 150% of the Base Rent due on the last month of the Lease term, payable in advance on or before the first day of each month. All other sums due as Rent hereunder shall be paid by Lessee and all other provisions of this Lease shall remain in effect. All options, if any, granted under the terms of this Lease shall be deemed terminated and be of not effect during said month-to-month tenancy. Lessee shall continue in possession until such tenancy shall be terminated by either Lessor or Lessee giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination.

   23. Lessor's Default: Lessee agrees to give holder of a deed of trust encumbering the Premises ("Trust Deed Holders"), by certified mail, a copy of any notice of default served upon the Lessor by Lessee, provided that prior to such notice Lessee has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Trust Deed Holder. Lessee further agrees that if Lessor shall have failed to cure such default within the time, if any, provided for in this Lease, then the Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, the Trust Deed Holders has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

   24. PARKING: Lessee shall have the use of the number of undesignated parking spaces set forth on Page 1. Lessor shall exercise its best efforts to insure that such spaces are available to Lessee for its use, but Lessor shall not be required to enforce Lessee's right to use the same.

   25. SALE OF PREMISES: In the event of any sale of the Premises by Lessor, Lessor shall be and is hereby released form its obligations to perform under this Lease and the purchaser at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Lessor under this Lease.

   26. WAIVER: No delay or omission in the exercise of any right or remedy of Lessor or any default by Lessee shall impair such a right of remedy or be construed as a waiver.

       The subsequent acceptance of Rent by Lessor after breach by Lessee of any covenant or term of this Lease shall not be deemed a waiver of such breach, and shall not prevent Lessor from maintaining an unlawful detainer or other action based on such breach.

       No payment by Lessee or receipt by Lessor of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease.

   27. CASUALTY DAMAGE: If the Premises or any part thereof shall be damaged by fire or other casualty, Lessee shall give prompt written notice thereof to Lessor. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Lessor's reasonable opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), Lessor may, at its option, terminate this Lease by notifying Lessee in writing of such termination within sixty (60) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If Lessor does not elect to terminate this Lease, Lessor shall within ninety
       (90) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Lessor shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Lessor shall not be required to rebuild, repair, or replace any part of Lessee's furniture, furnishings or fixtures and equipment removable by Lessee or any improvements installed by Lessee under the provisions of this Lease. Lessor shall not in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Lessor as a result of the fire, or other casualty. Lessor shall not be liable for any inconvenience or annoyance to Lessee, injury to the business of Lessee, loss of use of any part of the Premises or the Lessee's personal property resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Lessor shall allow Lessee a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Lessee or any of Lessee's agents, employees or invitees, the Rent shall not be diminished during the repair of such damage and Lessee shall be liable to Lessor for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense of the repair and restoration of the Building caused thereby is not covered by insurance proceeds.

       Except as otherwise provided in this Paragraph 27, Lessee hereby waives the provisions of Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code.

   28. CONDEMNATION: If twenty-five percent (25%) or more of the Premises is taken for any public or quasi-public purpose of any lawful governmental power or authority or sold to a governmental entity to prevent such taking, the Lessee or the Lessor may terminate this Lease as of the date when physical possession of the Premises is taken by the taking authority. Lessee shall not because of such taking assert any claim against the Lessor or the taking authority for any compensation because of such taking, and Lessor shall be entitled to receive the entire amount of any award without deduction for any estate of interest or interest of Lessee. If a substantial portion of the Building or the Park is so taken, Lessor at its option may terminate this Lease. If Lessor does not elect to terminate this Lease, Lessor shall, if necessary, promptly proceed to restore the Premises or the Building to substantially its same condition prior to such partial taking, allowing for the reasonable effects of such taking, and a proportionate allowance shall be made to Lessee for the Rent corresponding to the time during which, and to the part of the Premises of which, Lessee is deprived on account of such taking and restoration. Lessor shall not be required to spend funds for restoration in excess of the amount received by Lessor as compensation awarded.

   29. HAZARDOUS MATERIALS. The Lessee, at its sole cost and expense, shall comply with all laws, ordinances, regulations, and standards regulating or controlling hazardous wastes or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq., the Hazardous Material Transportation Act, 49 U.S.C. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Carpenter-Presley-Tanner Hazardous Substance Account Act, Health and Safety Code section 25300, et seq., the Underground Storage of Hazardous Substance Act, Health and Safety section 25280, et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986 (Health and Safety Code section 25249.5, et seq., and the Hazardous Waste Control Law, Health and Safety Code section 25100, et seq. (collectively, the "Environmental Laws"). The Lessee hereby indemnifies and at all times shall indemnify and hold harmless the Lessor, the Lessor's trustees, directors, officers, employees, investment manager(s), attorneys, agents, and any successors to the Lessor's interest in the chain of title to the Property, their trustees, directors, officers, employees, and agents from and against any and all claims, suits, demands, response costs, contribution costs, liabilities, losses, or damages, directly or indirectly arising out of the existence, use, generation, migration, storage, transportation, release, threatened release, or disposal of Hazardous Materials (defined below) in, on, or under the Property or in the groundwater under the Property and the migration or transportation of Hazardous Materials to or from the Property or the groundwater underlying the Property. This indemnity extends to the costs incurred by the Lessor or its successors to reasonably repair, clean up, dispose of, or remove such Hazardous Materials in order to comply with the Environmental Laws, provided the Lessor gives the Lessee not less than thirty (30) days' advance written notice of its intention to incur such costs. The Lessee's obligations pursuant to the foregoing indemnification and hold harmless agreement shall survive the termination of this Lease. The subtenants, contractors, agents, or invitees of the Lessee shall not use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials in, on, or about the Park unless the Lessee shall have received the Lessor's prior written consent therefore, which the Lessor may withhold or revoke at any time in its reasonable discretion, and shall not cause or permit the release or disposal of Hazardous Materials from the Park except in compliance with applicable Environmental Laws. The Lessee shall not permit any person, including its subtenants, contractors, agents, or invitees to use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials in, on, or about the Park or transport Hazardous Materials from the Park unless the Lessee shall have received the Lessor's prior written consent therefore, which the Lessor may hold or revoke at any time in its reasonable discretion and shall not cause or permit the release or disposal of Hazardous Materials. The Lessee shall promptly deliver written notice to the Lessor if it obtains knowledge sufficient to infer that Hazardous Materials are located on the Park that are not in compliance with applicable Environmental Laws or if any third party, including without limitation, a governmental agency, claims a significant disposal of Hazardous Materials occurred in the Park or is being or has been released from the Park, or any such party gives notice of its intention to declare the Park to be Border Zone Property (as defined in section 25117.4 of the California Health and Safety
       Code). Upon reasonable written request of the Lessor, the Lessee, through its professional engineers and at its cost, shall thoroughly investigate suspected Hazardous Materials contamination of the Park.
       The Lessee, using duly licensed and insured contractors, shall promptly commence and diligently complete the removal, repair, clean-up, and detoxification of any Hazardous Materials from the Park as may be required by applicable Environmental Laws.

       Notwithstanding anything to the contrary in this Lease, nothing herein shall prevent the Lessee from using materials other than Hazardous Materials on the Premises as would be used in the ordinary course of the Lessee's business as contemplated by this Lease. The Lessee does not in the course of the Lessee's current business use Hazardous Materials. If during the term of this Lease, the Lessee contemplates utilizing such materials (or subleases/assigns this Lease to a subtenant or assignee who utilizes Hazardous Materials), the Lessee shall obtain prior written approval from the Lessor, which approval shall not be unreasonably withheld. In connection with such requested approval, the Lessor, at its option, and at the Lessee's expense, may cause an engineer selected by the Lessor, to review (a) the Lessee's proposed operations, including materials to be used, generated, stored, disposed, and manufactured in the Lessee's business and (b) the Lessee's compliance with terms of this paragraph. The Lessee shall provide the engineer with such information reasonably requested by the engineer to complete the review. Thereafter, Lessor may undertake additional reviews, but such reviews shall not occur more frequently than once each year unless cause exists for some other review schedule. One-half (1/2) of the fees and costs of the engineer for such subsequent reviews shall be paid promptly by the Lessee to the Lessor upon receipt of written notice of such fees and costs.


       "Hazardous Materials" means any hazardous waste or hazardous substance as defined in any federal, state, county, municipal, or local statute, ordinance, rule, or regulation applicable to the Property, including, without limitation, the Environmental Laws. "Hazardous Materials" shall also include asbestos or asbestos-containing materials, radon gas, petroleum or petroleum fractions, urea formaldehyde foam insulation, transformers containing levels of polychlorinated biphenyls greater than 50 parts per million, and chemicals known to cause cancer or reproductive toxicity, whether or not defined as a hazardous waste or hazardous substance in any such statute, ordinance, rule or regulation.

   30. FINANCIAL STATEMENTS: Within ten (10) days after Lessor's request, Lessee shall deliver to Lessor the then current audited financial statements of Lessee (including interim periods following the end of the last fiscal year for which annual statements are available) which statements shall be prepared or compiled by a certified public accountant and shall present fairly the financial condition of Lessee at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates. Any financial statements provided by Lessee to Lessor shall be treated as confidential by Lessor, however, Lessor may submit Lessee's financial statements to any prospective purchaser of the Park or any prospective lender.

   31. REPRESENTATIONS AND WARRANTIES OF LESSEE: If Lessee is a partnership, corporation or limited liability company, Lessee hereby makes the following representations and warranties, each of which is material and being relied upon by Lessor, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

          (a) Lessee is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Lessee have the full right and authority to execute this Lease on behalf of Lessee and to bind Lessee without the consent or approval of any other person or entity. Lessee has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Lessee, enforceable in accordance with its terms.

          (b) Lessee has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

   32. RIGHT OF FIRST OFFER: Provided Lessee is not in Default under the Lease, Lessor agrees that in the event the premises immediately adjacent to the Premises, which premises are depicted as the "Right of First Offer Premises" in Exhibit E, which is attached to this Lease ("Right of First Offer Premises"), becomes available for re-letting to third parties after the expiration of the Lease of the existing tenants of the First Offer Premises and as long as the existing tenant elects to vacate the Right of First Offer Premises, Lessor shall notify Lessee in writing of the availability of the Right of First Offer Premises and the anticipated date on which the Right of First Offer Premises will be vacated by the then existing tenant. For a period of ten (10) days following receipt of Lessor's written notice containing the above specified information, Lessee shall have a one-time right of first offer ("Right of First Offer") to lease the Right of First Offer Premises at the same rental rate per square foot and upon all such other terms and conditions as set forth in this Lease. Lessee shall exercise the Right of First Offer as set forth in this paragraph by giving Lessor written notice of its exercise within the above specified (10) day period. If Lessee fails to timely exercise the Right of First Offer set forth in this paragraph, then the Right of First Offer shall expire and be of no further force or effect and thereafter Lessor shall be entitled to place the Right of First Offer Premises on the open market for lease by third parties. This paragraph shall not apply if the existing tenant of the Right of First Offer Premises has exercised a right to extend, renew or renegotiate the terms of its lease for the Right of First Offer Premises.

       If Lessee exercises its Right of First Offer as set forth in this Paragraph 32, Lessor and Lessee shall execute an amendment to this Lease ("Amendment") adjusting the Base Rent to reflect the addition of the Right of First Offer Premises to the Premises and increasing the amount of the Security Deposit by an amount which equals the highest monthly Base Rent attributable to the Right of First Offer Premises during the remainder of the Term. The provisions of Exhibit B shall not be applicable to the Right of First Offer Premises. Lessor shall have no obligation to make any improvements to the Right of First Offer Premises. Notwithstanding the exercise by Lessee of the Right of First Offer, in the event that Lessee is in Default of the Lease at any time from the date it exercises the Right of First Offer through the date on which Lessee's lease of the Right of First Offer Premises commences under the Amendment, then at Lessor's election and upon written notice by Lessor to Lessee, Lessee's exercise of the Right of First Offer may be voided by Lessor.

   33. QUIET ENJOYMENT: Lessor covenants that Lessee, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Lessor.

   34.  GENERAL PROVISION:
        -----------------

          (a) TIME. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

          (b) SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

          (c) RECORDATION. Lessee shall not record this Lease or a short form memorandum hereof without prior written consent of the Lessor.

          (d) LESSOR'S PERSONAL LIABILITY. The liability of Lessor (which, for purposes of this Lease, shall include Lessor and the owner of the Building if other than the Lessor) to Lessee for any default by Lessor under the terms of this Lease shall be limited to the actual interest of Lessor and its present or future partners in the Building and Lessee agrees to look solely to Lessor's or Lessor's present or future partners' actual interest in the Building for the recovery of any judgment against Lessor, it being intended that Lessor shall not be personally liable for any judgment or deficiency. The liability of Lessor under this Lease is limited to its actual period of ownership of title to the Building, and Lessor shall be released from liability upon transfer of title to the Building.

          (e) SEPARABILITY. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

          (f) CHOICE OF LAW. This Lease shall be governed by the laws of the State of California.

          (g) ATTORNEYS' FEES. In the event any legal action is brought to enforce or interpret the provisions of this Lease, the prevailing party therein shall be entitled to recover all costs and expenses including reasonable attorneys' fees.

          (h) ENTIRE AGREEMENT. This Lease supersedes any prior agreements and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party that is not in writing and signed by all parties to this Lease shall be binding. This Lease shall not be construed to create any form of partnership or joint venture between Lessor and Lessee.

          (i) WARRANTY OF AUTHORITY. Each person executing this agreement on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder.

          (j) NOTICES. All notices and demands required or permitted to be sent to the Lessor or Lessee shall be in writing and shall be sent by United States mail, postage prepaid, certified or by personal delivery or by overnight courier, addressed to Lessor at Firestone Business Park, 340 El Camino Real South, Salinas, California 93901, or to Lessee at the address listed on Page 1 prior to the Commencement Date and following the Commencement Date at the Premises, or to such other place as such party may designate in a notice to the other party given as provided herein. Notice shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail.

          (k) INTERLINEATION. The use of underlining or strikeouts within the Lease is for reference purposes only. No other meaning or emphasis is intended by this use, nor should any be inferred.

   35. BLANKET ENCUMBRANCE: Lessee is aware of the fact that the lot on which the Premises are located may be subject to a deed of trust, mortgage, or other lien known as a "Blanket Encumbrance." According to California law, Lessee could lose its interest through foreclosure of the Blanket Encumbrance or other legal process even though Lessee is not delinquent in Lessee's payments or other obligations under the Lease.

       IN WITNESS WHEREOF, this Lease is executed on the date and year first written above.

LESSEE:  EARLYCHILDHOOD.COM, LLC,
     A California limited liability company

By:    /s/ Kelly Crampton
       ______________________________

Its:    VP-OPERATIONS
        _____________________________


By:    /s/ Jeffrey Grace
       _____________________________

Its:    VP-FINANCE
        _____________________________


LESSOR:  PTF FOR OPERATING ENGINEERS, LLC,
     A Delaware limited liability company

     By:  McMorgan & Company
     Its:  Investment Manager

     By: Patrick Murray
        _______________________
     Patrick Murray

     Its:  Vice President

                                   EXHIBIT B


                                LANDLORD'S WORK


     Lessor shall make the following improvements to the Premises ("Landlord's Work"):

1.  Add two (2) grade doors:

2.  Replace warehouse lighting with metal halide HID lights;

3.  Remove paint lines from floor;

4.  Construct two (2) ADA compliant restrooms;

5.  Construct a 30 ft. by 40 ft. employee break room;

6.  Upgrade fire sprinklers to a room density of .30 gallon/2,000 sq. ft.; and

7.  Install hose drops, alarms, strobes, etc. per Wade Reese drawing.

     The Landlord's Work shall be in accordance with mutually accepted plans and specifications (the "Plans") which shall be approved by Lessor and Lessee on or before the date which is two (2) weeks following full execution of this Lease by lessor and Lessee ("Plan Approval Date"). If Lessor and Lessee do not agree upon the Plans on or before the Plan Approval Date, either Lessor or Lessee may terminate this lease by giving written notice of termination to the other. The Landlord's Work shall be substantially completed prior to delivery of the Premises to Lessee by Lessor.

     Lessor shall provide an allowance for the planning and construction of the Landlord's Work (including design, engineering, permit and total construction costs), in the amount four Hundred Eighty-Five Thousand Dollars ($485,000.00) ("Improvements Allowance"). The Improvements Allowance shall be the maximum contribution by Lessor for the Landlord's Work. Landlord's Work shall include only those improvements within the interior portions of the Premises approved by Lessor. Landlord's Work shall specifically not include any alterations, additions, or improvements installed or constructed by Lessee and any of Lessee's personal property or trade fixtures. After the Plans have been approved by the parties, Lessor shall notify Lessee of the estimated cost of the Landlord's Work ("Estimated Cost"). If the Estimated Cost exceeds the Improvements Allowance, Lessee may either eliminate work from the requested Improvements Allowance or pay to Lessor the amount in excess of the Improvements Allowance with ten (10) days of receipt by Lessee of Lessor's notice of Estimated Cost. If the Estimated Cost does not exceed the Improvements Allowance or if the Estimated Cost does exceed the Improvements Allowance, but Lessee pays to Lessor the amount in excess of the Improvements Allowance, Lessor shall commence construction of the Landlord's Work and diligently proceed to complete same. All amounts of the Improvements Allowance in excess of the amount of One Hundred Eighty-Five Thousand Dollars ($185,000.00) expended by Lessor in the construction of the Landlord's Work up to the total amount of the Improvements Allowance shall be paid to Lessor by Lessee by amortizing such amount (the "Amortized Allowance") over the seven (7) years of the Initial Term with interest thereon at the rate of ten percent (10%) per annum on the unpaid amounts and paid by Lessee along with the monthly Base Rent as additional rent every month during the seven (7) years of the Initial Term.

                                   EXHIBIT C

                            FIRESTONE BUSINESS PARK
                             RULES AND REGULATIONS



PURPOSE:

     In a business park setting, it is imperative that certain activities be prohibited because they represent a threat to good order ad discipline which directly impact on the health, safety or welfare of our lives. These Rules and Regulations are for the mutual benefit and protection of all current and future lessees with Firestone Business Park. Accordingly, each lessee agrees to accept the Rules and Regulations.

     Furthermore, Firestone Business Park will enforce these provisions according to its business judgment in its sole discretion. It is agreed and understood that Firestone Business Park shall not be subject to any claim of any kind for damages or losses suffered as a result of a breach of these Rules and Regulations by another party, or the alleged failure of the Firestone Business Park to enforce the provisions of these Rules and Regulations.

EFFECTIVE DATE:

     These Rules and Regulations are effective as of January 15, 1992 and hereby supersede all previous Rules and Regulations.

CONTROLLED SUBSTANCES:

     It is strictly forbidden to enter the Firestone Business Park under the influence of any controlled substance, or to transport, carry, consume or use any intoxicants, narcotics, stimulants, depressants or hallucinogens. The giving, selling or delivering of any controlled substance to any other person on the premises or trafficking for the sale or delivery of such items is forbidden and is illegal. Ethical pharmaceutical drugs on a doctor's prescription and over-the-counter drugs are allowed.

SPEED LIMITS:

     A 25 MPH speed limit is in effect for safety reasons, and it will be strictly enforced. Flagrant abusers of the speed limit or repeat violators will be prohibited from driving in the Firestone Business Park. This prohibition extends to both employees and to trucking or transportation companies servicing your business.

PARKING:

     All parking shall be in designated parking areas only. Illegally parked vehicles, improperly parked vehicles taking two or more spaces, or those parked in undesignated areas will be removed at the expense of the lessee.

VEHICULAR STORAGE:

     Due to insurance liability limitations, there shall be no storage of vans, cars, trucks, trailers, boats or other vehicles of any sort outside of the lessee's leased space.

OUTSIDE STORAGE:

     There shall be no outside storage of wares, goods, materials, containers, boxes or pallets. Such material is a fire hazard that threatens safety and is absolutely prohibited.

LOADING AND STAGING:

     All loading and unloading must be conducted entirely at the lessee's loading docks or interior lease space. Staging is the term applied to the preparation, presentation or stacking of merchandise for shipping in a convenient, ready-to-load location. All staging of materials must be accomplished within each lessee's space.

REFUSE AND TRASH:

     Each lessee is responsible for the safe storage and removal of trash and refuse generated by its respective business. Trash containers shall not be allowed to overflow and, in wind conditions, trash containers must be tarped to prevent the blowing of trash around the Firestone Business Park and into other leased spaces.

VEHICULAR MAINTENANCE AND REPAIR:

     There shall be no maintenance or repairs performed on any automobile, truck, cab, van trailer or other vehicle, whether it is parked on concrete, asphalt, blacktop, dirt or any other surface in Firestone Business Park. With the exception of such minor repairs or assistance such as jump-starting dead batteries, all vehicles must be removed from the Firestone Business Park for servicing. This prohibition also applies to oil changes, filter changes and lubrication.

POLLUTION AND NUISANCE:

     Any type of activity or business application that produces offensive noise, dirt, smoke, odor or other nuisance is strictly prohibited. This prohibition extends to the running of gasoline or diesel engines inside warehousing or other enclosed spaces. Firestone Business Park management has the sole discretion to determine whether any business activity that produces noise, dirt, smoke, odor or other nuisances is of a nature that should be prohibited.

SAFETY AND SECURITY:

     The personnel of the Safety and Security Force may not be utilized to halt shipments, stop trucking or engage in other activities resulting from internal labor-management disputes. The Safety and Security Force is authorized to act in the event there has been a criminal act committed and to provide safety-related services.

ANIMALS:

     No animals shall be brought or kept upon the Firestone Business Park, except seeing eye dogs.

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

                                   EXHIBIT D
                                   ---------

                              ESTOPPEL CERTIFICATE

LEASE DATED:____________________

BETWEEN: PTF FOR OPERATING ENGINEERS, LLC, a Delaware limited liability company, as "Lessor"

AND EARLYCHILDHOOD.COM, LLC, a California limited liability company, as "Lessee", demising premises located and addressed as:
          Space:  32
                  340 EL CAMINO REAL SOUTH
                  SALINAS, CA 93901

Ladies and Gentlemen:

The undersigned Lessee hereby certifies with respect to the above described Lease as follows:

1. All space and improvements leased by Lessee pursuant to the Lease have been completed and furnished in accordance with the provisions of the Lease, and Lessee has accepted and taken possession of the Premises. All obligations of Lessor to Lessee with respect to improvements to the Premises have been performed;

2. Lessor has satisfied all commitments made to induce Lessee to enter into the Lease, and Lessor is not in any respect in default in the performance by Lessor of its obligations under the Lease;

3. Lessee is not in any respect in default under the Lease and has not assigned, cosigned, sublet, transferred or hypothecated its interest or any part thereof under the Lease;

4. The Lease (including any option or renewal term) is for a total term of approximately ___ years commencing __________, 200__ (the "Commencement Date") and ending ______________, 200__. The Lease is in full force and effect and has not been modified, altered or amended and contains the entire agreement between Lessor and Lessee except:

    (List amendments and modification and date of execution or write "None")

5. Rental under the Lease has been paid through ________, 200__ and was payable from the Commencement Date: ________________, 200__.

6.  The Base Rent is $_________ per month at this time:

7. There are no offsets or credits against Rent payable under the Lease, and Lessee has made no payment to Lessor as a security deposit or advance or prepaid rental except: (i) payments expressly provided for in the Lease or in an amendment or modification to the Lease described above; and (ii) payments made no earlier than ten (10) days prior to the date upon which such payments are due;

8. Except as expressly provided in the Lease or in an amendment or modification to the Lease which is described above, Lessee does not have any right to renew or extend the term of the Lease nor any option or preferential right to purchase all or any part of the Premises or all or any part of the building of which the Premises are a part, nor any right, title or interest with respect to the Premises other than as Lessee under the Lease;

9. Lessee acknowledges that this certificate is a material inducement to prospective lenders and/or purchasers to incur financial obligation in respect hereof, and that such lenders or purchasers will rely upon the statements contained herein;

10. That the above described Lease represents the entire agreement between the parties as to said leasing.

The undersigned hereby agrees:

(a) To disclaim all right, title or interest in said Premises except the rights granted by said Lease;

(b) To send a copy of any notice or demand given or made to the Lessor pursuant to the provision of said Lease, by certified mail to the owner and holder of any first mortgage on the demised Premises, or its assignee upon being notified in writing of such mortgagee's or assignee's name and address; and

(c) To give to the holder of said mortgage or its assignee the same right as the Lessor has to cure any default complained of in said notice or demand.

Executed this _____________ day of _______________, 200__.

______________________________
______________________________


By:___________________________

Its:___________________________

By:___________________________

Its:___________________________

Map of Firestone Business Park goes here.